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                                                                 EXHIBIT 10.17.1


                  SECOND AMENDMENT TO THE AGREEMENT FOR THE RELEASE
                         OF JACKSON PRAIRIE STORAGE CAPACITY

     On this 30th day of July, 1997, The Washington Water Power Company ("Water Power") and Cascade Natural Gas Corporation ("Cascade") (hereinafter collectively referred to as the "Parties") have entered into this Agreement ("Second Amendment") for the purpose of amending the Agreement for the Release of Jackson Prairie Storage Capacity ("Release Agreement") originally executed by the Parties on July 23, 1990.

                                     WITNESSETH:

     WHEREAS, Water Power and Cascade are parties to a Release Agreement, whereby Water Power will release a portion of its capacity and deliverability in the Jackson Prairie Storage Project to Cascade, for a primary term ending
April 30, 1998; and

     WHEREAS, Water Power and Cascade desire to extend the primary term of the aforementioned Release Agreement to April 30, 2001, subject to the receipt of necessary regulatory approvals;

     NOW, THEREFORE, in consideration of their mutual covenants, the Parties hereby agree to amend the Release Agreement in the following respects:

1. Section 4.1 of the Release Agreement, as previously amended, is hereby revised to delete the references to "April 30, 1998" as the end of the primary term of the Agreement, and substitute therefore the date of "April 30, 2001", so that Section 4.1, as newly revised, reads as follows:
2.
               4.1 Subject to the satisfaction of all conditions precedent, including the receipt of necessary regulatory approvals, the primary term of this Agreement shall continue until April 30, 2001, and thereafter, on a year-to-year basis unless terminated by either Party upon twelve (12) months' written notice of termination received prior to April 30, 2001, or any anniversary thereafter.

1. Section 5.3 of the Release Agreement, as previously amended, is hereby revised to delete the reference to "November 1, 1995" as the date by which all conditions precedent must be satisfied, and to substitute therefore the date of "November 1, 1998", so that Section 5.3, as newly revised, reads as follows:
2.
               5.3 If all conditions precedent are not satisfied in time to allow for Cascade's use of the released Deliverability and Capacity by

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          November 1, 1998, either Party may, upon fifteen (15) day's written notice, cancel this Agreement.



1. The Parties agree to substitute a revised version of the following Exhibit, which was previously attached to the Release Agreement:
2.
          Exhibit B: Consent of Northwest Pipeline and Puget Sound Energy Company to the Release.

     IN WITNESS WHEREOF each Party has caused this Second Amendment to be executed under the hands of its duly authorized representative.

THE WASHINGTON WATER POWER         CASCADE NATURAL GAS
     COMPANY                          CORPORATION



By:  /s/                           By:   /s/
   ---------------------------        ---------
     Don Kopczynski                     Jon Stoltz
     Manager, Resource Optimization     Vice President,
                                          Planning and Rates